UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  April 28, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD
On April 28, 2011, the Federal Trade Commission (“FTC”) issued a release announcing that Simon Property Group, Inc. (“Simon”) has filed an application for approval of the divestiture of its outlet center located in Jeffersonville, Ohio to Tanger Properties Limited Partnership (the "Operating Partnership"), the operating partnership of Tanger Factory Outlet Centers, Inc., and that it is accepting public comments on the application until May 30, 2011. Simon has requested a decision on the application by the FTC by June 24, 2011. The Operating Partnership has signed an agreement to purchase the Jeffersonville outlet center from Simon. The closing of the transaction is subject to FTC approval as well as other customary conditions. There can be no assurance as to whether or when the FTC will approve the transaction.

The information contained in this report on Form 8-K shall not be deemed "filed" with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary